UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): September 15, 2016

ePlus inc.
(Exact name of registrant as specified in its charter)

Delaware	001-34167	54-1817218
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

13595 Dulles Technology Drive Herndon, VA 20171-3413
(Address, including zip code, of principal executive offices)

(703) 984-8400
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

[] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.  Submission of Matters to a Vote of Security Holders.

The Annual Meeting of Shareholders of ePlus inc. was held on September 15, 2016.  There were present, in person or by proxy, holders of 6,520,608 shares of our common stock, or 91.41% of all shares of common stock eligible to be voted at the meeting. The final voting results on all matters are disclosed below.

1.  Election of the following directors to serve until the next annual meeting of shareholders or until their successors are elected and qualified (included as Proposal 1 in the proxy statement).  Each nominee for director was elected by a vote of the shareholders as follows:

	For	Withheld	Broker Non-Vote
Phillip G. Norton	5,637,486	270,110	613,012
Bruce M. Bowen	5,663,600	243,996	613,012
C. Thomas Faulders	5,622,934	284,662	613,012
Terrence O'Donnell	4,573,591	1,334,005	613,012
Lawrence S. Herman	5,686,516	221,080	613,012
Ira A. Hunt	5,690,703	216,893	613,012
John E. Callies	5,741,200	166,396	613,012
Eric D. Hovde	5,692,509	215,087	613,012

Each nominee was elected a director of ePlus inc.

2.  The advisory vote on the compensation of our named executive officers, as disclosed in our proxy statement (included as Proposal 2 in the proxy statement), was approved by the following vote:

For:	3,928,026
Against:	1,868,581
Abstain:	110,989
Broker non-votes:	613,012

3.  Ratification of the selection of Deloitte & Touche LLP as our independent registered accounting firm for fiscal year 2017 (included as Proposal 3 in the proxy statement).  The proposal was approved by a vote of shareholders as follows:

For:	6,416,111
Against:	85,781
Abstain:	18,716
Broker non-votes:	0

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ePlus inc.

By: /s/ Elaine D. Marion
Elaine D. Marion
Chief Financial Officer

Date: September 15, 2016